UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 23, 2007

USTelematics, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-52193	20-3600207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

335 Richert Drive, Wood Dale, Illinois	60191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 595-0049

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) On October 23, 2007, USTelematics, Inc. ("Registrant") notified Blackman Kallick Bartelstein LLP ("BKB") that it was dismissing BKB as its certifying accountant, effective immediately. The decision to dismiss the accountants was recommended and approved unanimously by Registrant's Board of Directors.

During the two fiscal years ended May 31, 2007 and 2006, and any subsequent period through October 23, 2007, (i) there were no disagreements between Registrant and BKB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BKB would have caused BKB to make reference to the matter in its reports on Registrant's financial statements, and (ii) except for BKB’s report on Registrant's financial statements for the years ended May 31, 2007 and 2006 which included an explanatory paragraph wherein they expressed substantial doubt about Registrant's ability to continue as a going concern, BKB’s reports on Registrant's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended May 31, 2007 and 2006 and through October 23, 2007, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

On October 24, 2007, Registrant provided BKB with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that BKB furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Such letter is filed herewith as Exhibit 16.1.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description

16.1	Letter dated October 25, 2007, from BKB addressed to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USTELEMATICS, INC.

Date: October 25, 2007	By:	/s/ Howard Leventhal
Howard Leventhal
President

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